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INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
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MGI FUNDS™

MGI US Short Maturity Fixed Income Fund

99 High Street
Boston, Massachusetts  02110

June 28, 2010

Dear Shareholder:

We are pleased to notify you of changes involving the MGI US Short Maturity Fixed Income Fund (the “Fund”), a series of MGI Funds (the “Trust”).

The Board of Trustees of the Trust (the “Board”) has approved the hiring of J.P. Morgan Investment Management Inc. (“JPMIM”) to serve as the subadvisor to the Fund and, in conjunction with this, the Board has approved a new subadvisory agreement (the “JPMIM Subadvisory Agreement”) between JPMIM and Mercer Global Investments, Inc., the Fund’s investment advisor, on behalf of the Fund.  As was previously communicated to you via a supplement to the Trust’s prospectus, dated April 1, 2010, JPMIM began managing the Fund’s investment portfolio on that date.

I encourage you to read the attached Information Statement, which provides, among other information, details regarding JPMIM and the JPMIM Subadvisory Agreement, as well as a discussion of the factors that the Board considered in approving the JPMIM Subadvisory Agreement.

Sincerely,

Richard L. Nuzum, CFA
Trustee, President, and Chief Executive Officer
MGI Funds

MGI FUNDS™

MGI US Short Maturity Fixed Income Fund

99 High Street
Boston, Massachusetts  02110

INFORMATION STATEMENT

This Information Statement (the “Statement”) is being furnished on behalf of the Board of Trustees (the “Board”) of MGI Funds (the “Trust”) to inform shareholders of the MGI US Short Maturity Fixed Income Fund (the “Fund”) about the hiring of a new subadvisor to the Fund, J.P. Morgan Investment Management Inc. (“JPMIM”), and the termination of the Fund’s former subadvisor, Aberdeen Asset Management, Inc. (“Aberdeen”).  In connection with the hiring of JPMIM, the Board approved a new subadvisory agreement (the “JPMIM Subadvisory Agreement”) between JPMIM and Mercer Global Investments, Inc., the Fund’s investment advisor (“MGI” or the “Advisor”), on behalf of the Fund.  JPMIM began managing the Fund’s investment portfolio on April 1, 2010.

The hiring of JPMIM was approved by the Board upon the recommendation of MGI, without shareholder approval, as is permitted by the exemptive order of the U.S. Securities and Exchange Commission (the “SEC”), dated December 28, 2005 (the “Exemptive Order”), issued to the Trust and the Advisor.

This Information Statement is being mailed on or about June 29, 2010 to shareholders of record of the Fund as of May 31, 2010.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

MGI is the investment advisor to the series of the Trust, including the Fund.  The Advisor uses a “manager of managers” approach in managing the assets of the Trust’s series.  This approach permits MGI to hire, terminate, or replace subadvisors to the series that are unaffiliated with the Trust or the Advisor, and to modify material terms and conditions of subadvisory agreements relating to the management of the series.  Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires the shareholders of a mutual fund to approve an agreement pursuant to which a person serves as the investment advisor (or as a subadvisor) to the mutual fund.  The Trust and the Advisor have obtained the Exemptive Order, which permits the Trust and the Advisor, subject to certain conditions and approval by the Board, to hire and retain unaffiliated subadvisors and to modify subadvisory arrangements with unaffiliated subadvisors without shareholder approval.  Under the Exemptive Order, the Advisor may act as a manager of managers for some or all of the series of the Trust, and the Advisor supervises the provision of portfolio management services to the series by various subadvisors.

The Exemptive Order allows the Advisor, among other things, to:  (i) continue the employment of a current subadvisor after events that would otherwise cause an automatic termination of a subadvisory agreement with the subadvisor, and (ii) reallocate assets among current or new subadvisors.  The Advisor has ultimate responsibility (subject to oversight by the Board) to supervise the subadvisors and recommend the hiring, termination, and replacement of the subadvisors to the Board.

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or of the Advisor (the “Independent Trustees”), at the Board meeting held on March 11-12, 2010 (the “Meeting”), (i) appointed JPMIM to serve as the subadvisor to the Fund, and (ii) approved the JPMIM Subadvisory Agreement.

The decision to approve JPMIM was based upon certain factors, including (i) the Advisor’s views regarding JPMIM’s record as an effective manager of portfolios of fixed income securities, and (ii) the Advisor’s high degree of conviction in JPMIM and its portfolio management team.  Please see “Board of Trustees’ Considerations” below.

The Trust and the Advisor have agreed to comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order.  These conditions require, among other things, that within ninety (90) days of the hiring of a subadvisor, the affected series will notify the shareholders of the series of the changes.  This Statement provides such notice of the changes and presents details regarding JPMIM and the JPMIM Subadvisory Agreement.

THE ADVISOR

The Advisor, a Delaware corporation located at 99 High Street, Boston, Massachusetts 02110, serves as the investment advisor to the Fund.  The Advisor is an indirect, wholly-owned subsidiary of Marsh & McLennan Companies, Inc., 1166 Avenue of the Americas, New York, New York 10036.  The Advisor is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  The Advisor is an affiliate of Mercer Investment Consulting, Inc. (“Mercer”), an investment consultant with more than thirty years’ experience reviewing, rating, and recommending investment managers for institutional clients.

The Advisor provides investment advisory services to the Fund pursuant to the Investment Management Agreement, dated July 1, 2005, between the Trust and the Advisor (the “Management Agreement”).  The Trust employs the Advisor generally to manage the investment and reinvestment of the assets of the Fund.  In so doing, the Advisor may hire one or more subadvisors to carry out the investment program of the Fund (subject to the approval of the Board).  The Advisor continuously reviews, supervises, and (where appropriate) administers the investment program of the Fund.  The Advisor furnishes periodic reports to the Board regarding the investment program and performance of the Fund.

Pursuant to the Management Agreement, the Advisor has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio, and, subject to review and approval by the Board:  (i) sets the Fund’s overall investment strategies; (ii) evaluates, selects, and recommends subadvisors to manage all or a portion of the Fund’s assets; (iii) when appropriate, allocates and reallocates the Fund’s assets among subadvisors; (iv) monitors and evaluates the performance of the Fund’s subadvisors, including the subadvisors’ compliance with the investment objective, policies, and restrictions of the Fund; and (v) implements procedures to ensure that the subadvisors comply with the Fund’s investment objective, policies, and restrictions.

For these services, the Fund pays the Advisor a fee calculated at an annual rate of 0.25% of assets up to $750 million and 0.23% of assets in excess of $750 million of the Fund’s average daily net assets.  The Trust, with respect to the Fund, and the Advisor have entered into a written contractual fee waiver and expense reimbursement agreement pursuant to which the Advisor has agreed to waive a portion of its fees and/or to reimburse expenses of the Fund to the extent that the Fund’s expenses (not including brokerage fees and expenses, interest, and extraordinary expenses) exceed certain levels. After giving effect to the fee waiver and expense reimbursement agreement, the Advisor did not receive any advisory fees from the Fund for the fiscal year ended March 31, 2010.

Several officers of the Trust are also officers and/or employees of the Advisor.  These individuals and their respective positions are:  Richard L. Nuzum serves as President, Chief Executive Officer, and Trustee of the Trust, and as President and Global Business Leader of Mercer’s Investment Management Business; Kenneth G. Crotty serves as Vice President of the Trust and as President of the Advisor; Denis R. Larose serves as Vice President and Chief Investment Officer of the Trust and as Chief Investment Officer of the Advisor; Richard S. Joseph serves as Vice President, Treasurer, and Principal Accounting Officer of the Trust and as Chief Operating Officer of the Advisor; Scott M. Zoltowski serves as Vice President, Chief Legal Officer, and Secretary of the Trust and as Chief Counsel of the Advisor and of Mercer; Christopher A. Ray serves as Vice President of the Trust and as Vice President and Portfolio Manager of the Advisor; and Martin J. Wolin serves as Vice President and Chief Compliance Officer of the Trust and as Chief Compliance Officer of the Advisor.  The address of each executive officer of the Trust, except for Mr. Nuzum, is 99 High Street, Boston, Massachusetts 02110.  Mr. Nuzum’s address is 1166 Avenue of the Americas, New York, New York 10036.

J.P. MORGAN INVESTMENT MANAGEMENT INC.

JPMIM is located at 245 Park Avenue, New York, New York 10167.  JPMIM is registered as an investment adviser with the SEC under the Advisers Act, and is an indirect, wholly-owned subsidiary of JPMorgan Chase & Co.  JPMorgan Chase & Co. is a publicly-traded global financial services company with a vast array of businesses.  The JPMIM Subadvisory Agreement is dated April 1, 2010.

JPMIM was approved by the Board to serve as the subadvisor to the Fund at the Meeting.  JPMIM is not affiliated with the Advisor, and JPMIM discharges its responsibilities subject to the oversight and supervision of the Advisor.  JPMIM is compensated out of the fees that the Advisor receives from the Fund.  There will be no increase in the advisory fees paid by the Fund to the Advisor as a consequence of the appointment of JPMIM as the subadvisor to the Fund, or the implementation of the JPMIM Subadvisory Agreement.  In accordance with procedures adopted by the Board, JPMIM may effect Fund portfolio transactions through an affiliated broker-dealer and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by applicable law.

JPMIM serves as investment advisor or subadvisor to the registered investment companies listed below, each of which has an investment objective similar to the Fund’s investment objective:

Name	Assets as of May 31, 2010 (in millions)	Annual Advisory Fee Rate (as a % of average daily net assets)
Pemberwick Short Duration	$40.0	20bps on first $50 million 15bps on next $50 million 12.5bps on next $100 million 10bps on next $100 million 8bps on next $200 million 6bps on the next $500 million 4bps on balance
JPMorgan Short Duration Bond Fund	$8,794.0	25bps on all assets

The names and principal occupations of the principal executive officers of JPMIM are listed below.  The address of each principal executive officer, as it relates to the person’s positions with JPMIM, is 245 Park Avenue, New York, New York 10167.

Name	Principal Occupation
Evelyn V. Guernsey
George C.W. Gatch
Seth P. Bernstein
Lawrence M. Unrein
Martin R. Porter
Clive S. Brown
Scott E. Ricther
Joseph K. Azelby
Paul A. Quinsee
John H. Hunt
Richard T. Madsen
Joseph J. Bertini

President, Director, Managing Director
Director, Managing Director
Global Head of Fixed Income, Managing Director
Director, Managing Director
Global Head of Equities, Managing Director
Director, Managing Director
Secretary
Director, Managing Director
Director, Managing Director
Director, Managing Director
CFO, Director, Managing Director
Chief Compliance Officer, Managing Director

THE JPMIM SUBADVISORY AGREEMENT

The JPMIM Subadvisory Agreement was approved by the Board at the Meeting, which was called, among other reasons, for the purpose of approving the JPMIM Subadvisory Agreement for an initial term of two years.  Thereafter, continuance of the JPMIM Subadvisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees.  The JPMIM Subadvisory Agreement provides that it will terminate automatically in the event of its assignment, except as otherwise provided by applicable law or the Exemptive Order.

The JPMIM Subadvisory Agreement provides that JPMIM, among other duties, will make all investment decisions for the Fund’s investment portfolio.  JPMIM, subject to the supervision of the Board and the Advisor, will conduct an ongoing program of investment, evaluation, and, if appropriate, sale and reinvestment the Fund’s assets.  JPMIM also will perform certain other administrative and compliance-related functions in connection with the management of the Fund’s investment portfolio.

The JPMIM Subadvisory Agreement provides for JPMIM to be compensated based on the average daily net assets of the Fund allocated to JPMIM.  JPMIM is compensated from the fees that the Advisor receives from the Fund.  JPMIM generally will pay all expenses it incurs in connection with its activities under the JPMIM Subadvisory Agreement, other than the costs of the Fund’s portfolio securities, other investments and, if applicable, brokerage commissions.

The JPMIM Subadvisory Agreement may be terminated at any time, without the payment of any penalty, by:  (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act), (ii) the Advisor, on not less than ninety (90) days’ written notice to JPMIM; or (iii) JPMIM, on not less than ninety (90) days’ written notice to the Advisor and the Trust.

BOARD OF TRUSTEES’ CONSIDERATIONS

At the Meeting, MGI recommended the appointment of JPMIM to serve as the subadvisor to the Fund after evaluating a number of other possible investment managers.  The Advisor’s recommendation of JPMIM was based upon, among other factors: (i) the Advisor’s high degree of conviction in JPMIM’s team of investment professionals; and (ii) the Advisor’s expectation that JPMIM will provide consistent excess returns relative to the Fund's benchmark, while effectively managing investment risks.

At the Meeting, the Board, including a majority of the Independent Trustees, considered and approved the JPMIM Subadvisory Agreement.  In determining whether to approve the JPMIM Subadvisory Agreement, the Board considered the information received in advance of the Meeting, which included:  (i) a copy of the form of the JPMIM Subadvisory Agreement; (ii) information regarding the process by which the Advisor selected JPMIM and recommended JPMIM for Board approval, and the Advisor’s rationale for recommending JPMIM; (iii) information regarding the nature, quality, and extent of the services that JPMIM would provide to the Fund; (iv) information regarding JPMIM’s reputation, investment management business, personnel, and operations; (v) information regarding JPMIM’s brokerage and trading policies and practices; (vi) information regarding the level of subadvisory fees to be charged by JPMIM; (vii) information regarding JPMIM’s compliance program; (viii) information regarding JPMIM’s historical performance managing investment mandates similar to the Fund’s investment mandate, and such performance compared to a relevant index; and (ix) information regarding JPMIM’s financial condition.  The Board also considered the substance of discussions with representatives of the Advisor and JPMIM at the Meeting.

When considering the approval of the JPMIM Subadvisory Agreement, the Board reviewed and analyzed the factors that the Board deemed relevant with respect to JPMIM, including:  the nature, quality, and extent of the services to be provided to the Fund by JPMIM; JPMIM’s management style; JPMIM’s historical performance record managing pooled investment products similar to the Fund; the qualifications and experience of the investment professionals who will be responsible for the day-to-day management of the Fund’s investment portfolio; and JPMIM’s staffing levels and overall resources.

In examining the nature, quality, and extent of the services to be provided by JPMIM to the Fund, the Board considered:  the specific investment management process to be employed by JPMIM in managing the assets of the Fund; the qualifications of JPMIM’s investment professionals with regard to implementing investment mandates similar to the Fund’s investment mandate; JPMIM’s overall favorable performance record as compared to a relevant benchmark; JPMIM’s infrastructure and whether it appeared to adequately support JPMIM’s investment strategy; the Advisor’s review process and the Advisor’s favorable assessment as to the nature, quality, and extent of the subadvisory services expected to be provided by JPMIM.  The Board concluded that the Fund and its shareholders would benefit from the quality and experience of JPMIM’s portfolio managers and other investment professionals.  Based on the Board’s consideration and review of the foregoing information, the Board concluded that the nature, quality, and extent of the subadvisory services to be provided by JPMIM, as well as JPMIM’s ability to render such services based on its experience, operations, and resources, were appropriate for the Fund, in light of the Fund’s investment objective, and supported a decision to approve the JPMIM Subadvisory Agreement.

Because JPMIM was a newly appointed subadvisor to the Fund, the Board, at the Meeting, could not consider JPMIM’s investment performance in managing the Fund as a factor in evaluating the JPMIM Subadvisory Agreement.  However, the Board did review JPMIM’s historical performance record in managing or subadvising other investment companies and accounts that were comparable to the Fund.  The Board compared this historical performance to a relevant benchmark and considered that JPMIM’s historical performance compared favorably to such benchmark.  On this basis, the Board concluded that JPMIM’s historical performance record, when viewed together with the other factors considered by the Board, supported a decision to approve the JPMIM Subadvisory Agreement.

The Board carefully considered the proposed fees payable under the JPMIM Subadvisory Agreement.  In this regard, the Board evaluated the compensation to be paid to JPMIM by the Advisor.  The Board also considered comparisons of the fees that will be paid to JPMIM with the fees JPMIM charges to its other clients, noting that the fee rate that the Advisor had negotiated with JPMIM appeared to compare favorably with the fee rates that JPMIM has implemented with other similar investment company clients that utilize JPMIM’s short bond strategy (the same strategy that JPMIM uses in managing the Fund’s investment portfolio).

The Board also considered whether the JPMIM Subadvisory Agreement’s fee schedule included breakpoints that would reduce JPMIM’s fees as the assets of the Fund allocated to JPMIM increased.  The Board noted that JPMIM’s proposed subadvisory fee schedule did include breakpoints.  The Board recalled the data presented by MGI, as required by the Exemptive Order, that illustrated that the hiring of JPMIM would have a minimal impact on the Advisor’s profitability in managing the Fund.  The Board was not provided with, and did not review, information regarding the estimated profits that may be realized by JPMIM in managing the Fund’s assets.  Since the fees to be paid to JPMIM were the result of arm’s-length bargaining between unaffiliated parties, and given the Advisor’s economic incentive to negotiate a reasonable fee, JPMIM’s potential profitability was not considered relevant to the Independent Trustees’ deliberations.  After evaluating the proposed fees, the Board concluded that the fees that would be paid to JPMIM by MGI with respect to the Fund’s assets appeared to be within a reasonable range in light of the nature, quality, and extent of the services to be provided.

The Board reviewed a copy of the JPMIM Subadvisory Agreement.  The Board considered that the JPMIM Subadvisory Agreement provided for the same range of services as the subadvisory agreement that had been in place with Aberdeen.

The Board also considered whether there were any ancillary benefits that may accrue to JPMIM as a result of JPMIM’s relationship with the Fund.  The Board concluded that JPMIM may direct Fund brokerage transactions to certain brokers to obtain research and other services.  However, the Board noted that JPMIM was required to select brokers who met the Fund’s requirements for seeking best execution, and that MGI monitored and evaluated JPMIM’s trade execution with respect to Fund brokerage transactions on a quarterly basis and provided reports to the Board on these matters.  The Board concluded that the benefits that were expected to accrue to JPMIM by virtue of its relationship with the Fund were reasonable.

In considering the materials and information described above, the Independent Trustees received assistance from, and met separately with, their independent legal counsel, and discssed their statutory responsibilities and the legal standards that are applicable to the approval of investment advisory and subadvisory agreements.

After full consideration of the factors discussed above, with no single factor identified as being determinative, the Board, including a majority of the Independent Trustees, with the assistance of independent counsel, concluded that the initial approval of the JPMIM Subadvisory Agreement was in the best interests of the Fund and its shareholders, and approved the JPMIM Subadvisory Agreement.

Termination of the Subadvisory Agreement with Aberdeen

The subadvisory agreement between Aberdeen and MGI, on behalf of the Fund, dated November 30, 2005 (the "Aberdeen Subadvisory Agreement"), was terminated on March 31, 2010.  The decision to terminate the Aberdeen Subadvisory Agreement was based upon certain factors, including MGI’s concerns relating to Aberdeen’s portfolio management team and the integrity of Aberdeen's investment process, given the challenges presented by Aberdeen’s integration of Credit Suisse Asset Management in 2009, and the previously-announced departure of the leader of Aberdeen’s portfolio management team in June 2010.

GENERAL INFORMATION

Administrative and Accounting Services

State Street Bank and Trust Company (the “Administrator”), located at 200 Clarendon Street, Boston, Massachusetts 02116, serves as the administrator of the Fund.  The Administrator performs various services for the Fund, including fund accounting, daily and ongoing maintenance of certain Fund records, calculation of the Fund’s net asset value, and preparation of shareholder reports.

The Advisor provides certain internal administrative services to the Class S, Class Y-1, and Class Y-2 shares of the Fund, for which the Advisor is entitled to receive a fee of 0.15%, 0.10%, and 0.05% of the average daily net assets of the Class S, Class Y-1, and Class Y-2 shares, respectively.  For the fiscal year ended March 31, 2009, the Fund did not pay any fees to the Advisor for internal administrative services.

Principal Underwriting Arrangements

MGI Funds Distributors, Inc. (the “Distributor”), located at 301 Bellevue Parkway, Wilmington, Delaware 19809, is a Delaware corporation that is a subsidiary of PNC Global Investment Servicing, Inc., and acts as the principal underwriter of each class of shares of the Fund pursuant to an Underwriting Agreement with the Trust.  The Underwriting Agreement requires the Distributor to use its best efforts, consistent with its other businesses, to sell shares of the Fund.

Payments to Affiliated Brokers

For the fiscal year ended March 31, 2010, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of May 31, 2010, the Fund had 5,883,914 total shares outstanding, and Southern Ohio Medical Center Funded Depreciation held 3,029,127 shares, representing 51.48% of the Fund’s total shares outstanding and The St. Joe Pension Plan held 2,842,578 shares, representing 48.31% of the Fund’s total shares outstanding.

SHAREHOLDER REPORTS

Additional information about the Fund’s investments is available in the Fund’s annual and semi-annual reports to shareholders.  In the Fund’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year.  A copy of the Fund’s most recent annual report to shareholders and the most recent semi-annual report succeeding the annual report to shareholders (when available) may be obtained, without charge, by calling your plan administrator or recordkeeper or financial advisor, or by calling the Trust toll-free at 1-866-658-9896.

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